Exhibit (5)
THE GABELLI
HEALTHCARE & WELLNESSRx TRUST
ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON SHARES	CUSIP [ ]
OF BENEFICIAL INTEREST	SEE REVERSE FOR CERTAIN DEFINITIONS
PAR VALUE $.001 PER SHARE

THIS CERTIFIES THAT
is the owner of
FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF
THE GABELLI HEALTHCARE & WELLNESSRx TRUST
transferable on the books of the Fund by the holder hereto in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Agreement and Declaration of the Fund and the By-Laws of the Trust, as amended from to time to time, to all of which the holder by the acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar
Witness the facsimile seal and the facsimile signature of the duly authorized officers of the Fund.

DATED:

Countersigned and Registered:	BY

COMPUTERSHARE TRUST COMPANY N.A.

Transfer Agent and Registrar		President

BY

Secretary

THE GABELLI HEALTHCARE & WELLNESSRx TRUST
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common	UNIF GIFT MIN ACT		Custodian

		(Cust)		(Minor)
TEN ENT — as tenants by the entireties		under Uniform Gifts to Minors Act

JT TEN — as joint tenants with right of		(State)
survivorship and not as
tenants in common
Additional abbreviations may also be used though not in the above list.
     For value Received,                                                             hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Shares

of the Common Shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                             Attorney to transfer the said Shares on the books of the within-named Trust, with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.